                                                                     Exhibit 4.4


THIS AGREEMENT INCLUDES A PROVISION FOR THE RESOLUTION OF DISPUTES BY
ARBITRATION



                            INTEK INFORMATION, INC.



                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------


                                August 2, 1996

                               TABLE OF CONTENTS

Authorization and Sale of Securities.......................................   1

Closing Date; Delivery.....................................................   1

Representations and Warranties of the Company..............................   2

Representations and Warranties of the Purchasers...........................   9

Conditions to Closing of Purchasers........................................  11

Conditions to Closing of Company...........................................  13

Covenants of the Company...................................................  13

Composition of Board of Directors..........................................  15

Miscellaneous..............................................................  15

                                LIST OF EXHIBITS
                                ----------------

EXHIBIT 1.1 -    CERTIFICATE OF AMENDMENT

EXHIBIT 3.2A -   REGISTRATION RIGHTS AGREEMENT

EXHIBIT 3.2B -   STOCKHOLDERS AGREEMENT

EXHIBIT 3.2C -   WARRANT TO PURCHASE COMMON STOCK

EXHIBIT 3.4 -    CAPITALIZATION OF THE COMPANY

EXHIBIT 3.6 -    FINANCIAL STATEMENTS

EXHIBIT 3.10 -   PATENTS, TRADEMARKS, COPYRIGHTS

EXHIBIT 3.11 -   MATERIAL CONTRACTS

EXHIBIT 3.18 -   RELATED PARTY TRANSACTIONS

EXHIBIT 3.22     USE OF PROCEEDS

EXHIBIT 5.7 -    MANAGEMENT EMPLOYMENT AGREEMENT

EXHIBIT 5.8 -    LEGAL OPINION

EXHIBIT 5.9 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                            INTEK INFORMATION, INC.

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------


     This Agreement is made as of August 2, 1996, by and between INTEK INFORMATION, INC., a Delaware corporation (the "Company"), with principal offices at 370 Seventeenth Street, Suite 3950, Denver, Colorado 80202-5656, and RESOURCE BANCSHARES CORPORATION, a South Carolina corporation, as "Purchaser" or as "Shareholder."

                                   SECTION 1

                     Authorization and Sale of Securities
                     ------------------------------------

     1.1.   Authorization.  Prior to the Closing Date the Company will authorize
            -------------
the sale and issuance of (i) 20,000 shares (the "Shares") of its Series A Preferred Stock, par value $.001 per share as set forth below at a price of $50.00 per Share. Prior to the Closing Date the Company will reserve 4,000,000 shares of its Common Stock, par value $.001 per share for issuance upon conversion of the Shares. The Shares will have the rights, preferences, privileges and restrictions set forth in the Certificate of Amendment attached hereto as Exhibit 1.1 (the "Certificate of Amendment").

     1.2.   First Sale of Securities. Subject to the terms and conditions
            ------------------------
hereof, the Company will issue and sell the Shares to the Purchaser, and Purchaser will buy the Shares from the Company.

                                   SECTION 2

                            Closing Date; Delivery
                            ----------------------

     2.1    Closing Date. The purchase and sale of the Shares pursuant to
            ------------
Section 1.2 shall be held at a closing (the "Closing") to be conducted at the offices of the Company by mail or express service on August 2, 1996 or at such other time and place as the Company and the Purchaser shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

     2.2    Delivery. At the Closing the Company will deliver to the Purchaser a
            --------
certificate registered in the Purchaser's name, representing the Shares to be purchased against payment of the $1,000,000 purchase price therefor, by check payable to the Company or wire transfer pursuant to the Company's instructions. Upon twenty-one (21) days prior notice to the Purchaser by the Company, Purchaser shall make a further capital contribution of $975,000 to the Company for which no additional securities of the Company will be issued. The obligation to make such contribution is not a lien, claim or assessment against the Shares and the Shares shall be fully paid and non-assessable upon payment of the $1,000,000 delivered at Closing.


                                   SECTION 3

                 Representations and Warranties of the Company
                 ---------------------------------------------

     The Company represents and warrants to the Purchaser as of date hereof and as of the Closing as follows:

     3.1    Organization and Standing:  Articles and Bylaws.  The Company is a
            -----------------------------------------------
corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is not presently qualified to do business as a foreign corporation in any jurisdiction, but will be qualified as a foreign corporation in the State of Colorado, as of Closing, and the failure to be qualified in any other jurisdiction will not have a material adverse effect on the Company's business as now conducted or as now proposed to be conducted. The Company has furnished Purchaser with copies of its Certificate of Incorporation and Bylaws which copies are true, correct and complete and contain all amendments thereto.

     3.2    Corporate Power.  The Company has all requisite legal and corporate
            ---------------
power and authority to execute and deliver this Agreement, to sell and issue the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement, and on the Closing Date the Company will have all requisite legal and corporate power and authority to execute and deliver the Registration Rights Agreement set forth as Exhibit 3.2A hereto (the "Registration Rights Agreement"), the Stockholders Agreement set forth as Exhibit 3.2B hereto (the "Stockholders Agreement"), the two Warrants to Purchase Common Stock set forth as Exhibit 3.2C hereto (the "Warrant Agreement") and any other agreement to which the Company is party the execution and delivery of which is contemplated hereby (the Registration Rights Agreement, the Stockholders Agreement, the Warrant Agreement and such other agreements being referred to herein as the "Additional Agreements") and to carry out and perform its obligations under the terms thereof.

     3.3.   Subsidiaries. The Company has no subsidiaries and does not otherwise
            ------------
own or control, directly or indirectly, any equity interest in any corporation, association or business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

      3.4.  Capitalization. The authorized capital stock of the Company consists
            --------------
or will, immediately prior to the Closing Date consist, solely of 40,000,000 shares of Common Stock, of which 7,428,571 shares are or will be issued and outstanding immediately prior to the Closing Date and 2,000,000 shares of Preferred Stock, 20,000 of which compose the Shares and none of which are or will be issued and outstanding immediately prior to the Closing Date. The outstanding shares of capital stock have been duly authorized and validly issued, and are fully paid and nonassessable. The Company has reserved all Shares for issuance hereunder and sufficient Common Stock to cover the conversion of the Shares. A complete and accurate schedule listing all stockholders of the Company and the number of shares held by each such stockholder, and a listing of all outstanding options and warrants and any other obligation of the Company convertible into capital stock of the Company, are set forth as EXHIBIT 3.4 hereto. Except as set forth in the Stockholders Agreement and the Warrant Agreement, there are no options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock and, further, there are no preemptive rights or rights of first refusal with respect to the Company's capital stock or other contracts or agreements which, through anti-dilution protection or otherwise, obligate the Company to issue its capital stock.

     Immediately after Closing the Shares will represent thirty-five percent (35%) of the outstanding Common Stock treating the Shares on an as-converted to common basis.

     3.5    Authorization.  All corporate action on the part of the Company, its
            -------------
directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Additional Agreements by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company's obligations hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement, constitutes, and the Additional Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as indemnification provisions in the Registration Rights Agreement may be limited by principles of public policy and securities laws, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, and the underlying shares of Common Stock issuable upon conversion of the Shares when issued in compliance with the provisions of this Agreement at their respective times of issuance, (i) will be validly issued, fully paid and nonassessable, will be free of any liens or encumbrances, and will not be subject to any restrictions on transfer (except for those of the Stockholders Agreement), provided, however, that such shares may be subject to restrictions on transfer under the state and/or federal securities laws as set forth herein, and (ii) are not and will not be subject to any preemptive rights or rights of first refusal except for those in the Stockholders Agreement.

     3.6.   Financial Statements.  The Company's unaudited pro forma balance
            --------------------
sheet dated and as of July 31, 1996 (the "Financial Statements") is attached as
EXHIBIT 3.6. The Financial Statements are complete and correct in all material respects and they have been prepared in accordance with generally accepted accounting principles (except for the absence of notes) on a consistent basis throughout the periods indicated. The Financial Statements accurately describe the financial condition of the Company as of the dates indicated and the effect of the merger of Intek Information, Inc., a Colorado corporation ("Intek Colorado") with and into the Company.

     3.7.   No Material Adverse Change.  Since July 31, 1996 (the "Balance
            --------------------------
Sheet Date"):

            a) The Company has not entered into any transaction which was not in the ordinary course of its business except as contemplated by this Agreement.

            b) There has been no change in the condition (financial or otherwise), business, property, assets, or liabilities of the Company other than changes in the ordinary course of its business, none of which, individually or in the aggregate, is material.

            c) There has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially adversely affecting the business or operations of the Company.

            d) There has been no resignation or termination of employment of any officer or key employee of the Company, and the Company does not know of the impending resignation or termination of employment of any officer or employee of the Company that would have a materially adverse effect on the business of the Company.

            e) There have been no loans or advances made by the Company to employees, officers or directors.

     3.8    Title to Properties and Assets: Liens, Etc. The Company has good and
            ------------------------------------------
marketable title to its properties (both real and personal) and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, conditional sale agreement, security interest, encumbrances or charge, other than (i) the lien of current taxes not yet due and payable,
(ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, which do not require the expenditure of a material amount to discharge and which have not arisen otherwise than in the ordinary course of business and (iii) the purchase money security interest in the amount of $140,000 (the "Eden Debt") of Eden Financial Group, Inc. ("Eden") in furniture, fixtures and equipment sold by it to the Company.

     3.9    Material Liabilities. Except as described in the Financial
            --------------------
Statements the Company does not have any obligations or liabilities (whether accrued, absolute or contingent) other than obligations or liabilities incurred in the ordinary course of business since the Balance Sheet Date. Pursuant to the Agreement and Plan of Merger dated as of August 2, 1996 with Intek Colorado, the Company has assumed certain liabilities and obligations of that company all of which are set forth in the representations and warranties herein, and the representations and warranties made by the Company in this Agreement assume and reflect the merger of Intek Colorado with and into the Company.

     3.10   Patents and Other Intangible Assets.
            -----------------------------------

            (a) The Company to the best of its knowledge (i) owns or has the right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights, used in the conduct of its business as now conducted or as proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, tradename, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise except for the Eden Debt. The Company has not received any communication alleging that, and has no knowledge of any allegation that, the Company or any of its employees has violated or infringed upon or, by conducting the Company's business as proposed, would violate or infringe upon any patent, trademark, service mark, trade name, copyright, license or right of any other person or entity used in the conduct of the Company's business as now conducted or proposed to be conducted. All patents, trademarks, service marks, tradenames, copyrights and licenses (and applications therefor) owned or used by the Company are listed on EXHIBIT 3.10 hereto.

            (b) To the best of its knowledge, the Company owns or has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer programs and technical data required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of any rights, liens or claims of others, including without limitation former employers of all employees of the Company.

     3.11   Material Contracts and Commitments.  All contracts, agreements and
            ----------------------------------
instruments to which the Company is a party are valid, binding and in full force and effect in all material respects, and are valid, binding and enforceable by the Company in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Neither the Company nor to the Company's knowledge any other party to such contract is in default in any material respect under such contracts. Each of such material contracts, agreements and instruments has been listed on EXHIBIT 3.11 attached hereto.

     3.12   Compliance with Other Instruments, None Burdensome, Etc. The Company
            -------------------------------------------------------
is not in violation of any material term or provision of the Certificate of Incorporation or By-laws of the Company, or any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to the best of its knowledge is not in violation of any order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement and the Additional Agreements, and the issuance of the Shares have not resulted and will not result in any violation of, or conflict with, or constitute a default under, any of the terms of the Certificate of Incorporation or Bylaws of the Company or any corporate restriction or of any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any instrument, document or agreement by which the Company or its properties may be bound or affected, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

     3.13   Litigation, Etc.  There are no actions, suits, proceedings or
            ----------------
investigations pending against the Company or its properties, or to the best of the Company's knowledge, its employees, before any court or governmental agency (nor, to the best of the Company's knowledge, is there any basis therefor or threat thereof), which, either in any case or in the aggregate, might result in any adverse change in the business or financial condition of the Company or any of its properties or assets, or in any impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or in any liability on the part of the Company, and none which questions the validity of this Agreement, the Additional Agreements, the Shares or any action taken or to be taken in connection herewith. The Company is not a party to or named in or subject to any order, writ, injunction, decree or judgment of any court, governmental agency or instrumentality.

     3.14   Employees.  To the best of the Company's knowledge, after reasonable
            ---------
investigation, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. The Company does not have any collective bargaining agreements covering any of its employees. There is no strike, labor dispute or union organization activity pending or threatened between the Company and its employees and, to the best of the Company's knowledge, after due inquiry, none of its employees belong to any union or collective bargaining unit. The Company is not a party to or bound by any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement except for the Management Employment Agreement with Timothy C. O'Crowley.

     3.15   Insurance. The Company has, or shall have within ten (10) days after
            ---------
the Closing, fire, casualty and liability insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its properties which might be damaged or destroyed.

     3.16   Registration Rights.  Except as set forth in the Registration Rights
            -------------------
Agreement, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

     3.17   Governmental Consent, Etc.  No consent, approval or authorization of
            --------------------------
or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the Additional Agreements, or the offer, sale or issuance of the Shares and the issuance of the Common Stock issuable upon conversion thereof, except for the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares and Common Stock issuable upon conversion thereof under applicable Blue Sky laws and

SEC Regulation D, which filings and qualifications, if required, will be accomplished by the Company in a timely manner prior to or promptly upon the completion of the Closing.

     3.18   Company Transactions with its Officers, Directors, or Shareholders.
            ------------------------------------------------------------------
Except as set forth in EXHIBIT 3.18 and the Eden Debt, the Company is not indebted, either directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever, other than for payment of salary for services rendered and reasonable employee expenses. None of the Company's officers, directors, or shareholders or any members of their immediate families is indebted to the Company, nor do any officers, directors or, to the best of the knowledge of the Company, shareholders have any direct or indirect ownership interest in any firm or corporation which controls, is controlled by or under common control with the Company or which competes with the Company, or with which the Company has a material supplier or customer relationship, except with respect to any aggregate interest in less than five percent (5%) of the stock of any corporation whose stock is publicly traded. Except for the Eden Debt and for the license of the Eden software to the Company, no officer, director or shareholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation, but does provide indemnification to its officers, directors, agents and employees.

     3.19   Taxes Paid. The Company has timely filed all tax returns that are
            ----------
required to have been filed by it with appropriate federal, state, county and local governmental agencies or instrumentalities. The Company has paid or established reserves for all income, franchise, payroll and other taxes due as reflected on those returns. There is no pending dispute with any taxing authority relating to any of the Company's returns. The Company has no knowledge of any proposed material liability for any tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the Financial Statements. No federal or state income or sales tax returns of the Company have been audited.

     3.20   Offering. Subject to the accuracy of Purchasers' representations in
            --------
Section 4 hereof, the offer, sale and issuance of the Shares and the issuance of the Common Stock issuable upon conversion thereof constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and applicable Blue Sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     3.21   Brokers or Finders.  The Company has not incurred, and will not
            ------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. It is understood the Purchaser may pay advisory fees to Jack Ellsworth in the amount of $25,000.

     3.22   Use of Proceeds.  EXHIBIT 3.22 sets forth the Company's intended use
            ---------------
of proceeds from the sale of the Shares under this Agreement.

     3.23   Compliance; Licenses and Permits.
            --------------------------------

            (a) The Company has complied in all respects with, and is not in violation in any respect of, all or any Legal Requirements (including all Environmental Laws and securities laws) and Permits (including Environmental Permits and securities law mandated permits) applicable to the business of the Company as presently or previously conducted, or as currently proposed to be conducted except where such non-compliance or violation has not had, and could not reasonably be expected to have, a material adverse effect upon the Company. The Company (including to the Company's knowledge all applicable employees) has all Federal, state, local and foreign governmental licenses and permits (collectively, "Permits") which are required for the conduct of its business presently or previously conducted by the Company which Permits are in full force and effect, and no violations are outstanding or uncured with respect to any such Permits and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any thereof. No condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of a Legal Requirement or Permit except where such noncompliance or violation has not had, and could not reasonably be expected to have, a material adverse effect upon the Company. The Company will in the future have a subsidiary or be otherwise licensed pursuant to requirements of the Securities and Exchange Commission and National Association of Securities Dealers, Inc. to conduct certain of its activities.

            (b) The Company is not responsible, or potentially responsible, for the remediation or cost of remediation of wastes, substances or materials at, on or beneath any facilities or at, on or beneath any land adjacent thereto or in connection with any Waste or Contamination Site (as defined below). The Company is not liable, directly or indirectly, in connection with any release by it of hazardous substance into the environment nor do there exist any facts upon which a finding of such liability could be based.

            (c) As used herein, (i) "Environmental Law" shall mean any Legal Requirement which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases or noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conversation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Clean Water Act, as amended, the Clean Air Act, any "Superfund" or "Superlien" law, and any other similar Federal, state, local or foreign statutes now in effect, (ii) "Environmental Permit" shall mean any Permit required by or pursuant to any applicable Environmental Law (iii) "Waste or Contamination Site" shall mean any site or location, wherever located (including any well, tank, pit, sump, pond, lagoon, tailings pile, spoil pile, impoundment, ditch, trench, drain, landfill, warehouse or waste storage container), where pollutants, contaminants or hazardous or toxic wastes, substances or materials have been deposited, stored, treated, reclaimed, disposed of, placed or otherwise come to be located, and (iv) "Legal Requirements" means any applicable law, rule, regulation, order or ordinance.

     3.24   Disclosure.  The Company has provided to Purchaser all of the
            ----------
information reasonably available to the Company that the Purchaser has requested for the purpose of deciding whether to purchase Shares and all information which the Company believes is reasonably necessary to enable Purchaser to make such a decision. No representation or warranty of the Company contained in this Agreement and any exhibit attached hereto, or any written statement or certificate furnished or to be furnished to the Purchaser made or delivered in connection herewith (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     3.25   Minute Books. The Copy of the minute books of the Company provided
            ------------
to the Purchaser contains minutes of all meetings of incorporators, directors and stockholders (and all actions by written consent without a meeting in lieu thereof) as to the Company and any predecessor entities and accurately reflect all actions by directors (and committees thereof) and stockholders with respect to the transactions referred to in such minutes.

                                   SECTION 4

               Representations and Warranties of the Purchasers
               ------------------------------------------------

     Purchaser hereby represents and warrants to the Company with respect to the purchase of the Shares and conversion thereof as follows:

     4.1    Experience.  It has substantial experience in evaluating the
            ----------
investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

     4.2    Investment.  It is acquiring the Shares and common stock issuable on
            ----------
conversion thereof for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares and common stock issuable on conversion thereof have not been, and will not be when issued, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. Purchaser was not formed solely for the purpose of acquiring the Shares and common stock issuable on conversion thereof.

      4.3   Rule 144.  It acknowledges that the Shares and common stock issuable
            --------
on conversion thereof must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker," and the number of shares being sold during any three-month period not exceeding specified limitations.

     4.4.   No Public Market. It understands that no public market now exists
            ----------------
for any securities issued by the Company and there is no assurance the Company will become a public company.

     4.5    Access to Data.  It has had an opportunity to discuss the Company's
            --------------
business, management and financial affairs with its management and the opportunity to review the Company's facilities and business plan.

     4.6    Authorization.  All corporate action on the part of such Purchaser
            -------------
necessary for the authorization, execution, delivery and performance of this Agreement and the Additional Agreements by Purchaser and the performance of all of the Purchaser's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes and the Additional Agreements when executed and delivered by such Purchaser will constitute valid and legally binding obligations of Purchaser, enforceable in accordance with its terms, except as the indemnification provisions of the Registration Rights Agreement may be limited by principles of public policy and securities laws, and subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.7    Compliance with Other Instruments.  The execution, delivery and
            ----------------------------------
performance of and compliance with this Agreement and the Additional Agreements, and the purchase of the Shares do not result in any violation of, or conflict with, or constitute a default under, any of the terms of any of its governing documents or of any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, corporate charter, bylaw or any instrument, document or agreement by which the Purchaser or its properties may be bound or affected, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Purchaser.

     4.8.   Governmental Consent, Etc. No consent, approval or authorization of
            -------------------------
or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement, or the purchase of the Shares. Purchaser will provide such information as requested by the Company in connection with filings described in Section 3.17.

     4.9.   Accredited Investor.  Purchaser hereby represents that it is an
            -------------------
"accredited investor" (as that term is defined in Regulation D under the Securities Act).

     4.10.  Residence. Purchaser hereby represents that its state of
            ---------
organization is South Carolina and state of headquarters is South Carolina.

     4.11.  NASD Matters.  Purchasers' acquisition of Shares or the presence
            ------------
of a representative of Purchaser on the Board of the Company would not, to Purchaser's actual knowledge and belief without inquiry, cause the Securities and Exchange Commission, National Association of Securities Dealers, Inc., any state securities commission, to seek, or provide any basis for any such body to seek, to deny, modify, terminate or fail to renew any license, permit or accreditation necessary to operate the business of the Company.

     4.12.  Securities Act, etc..  None of Purchaser, its officers, directors
            --------------------
or to Purchaser's actual knowledge and belief without inquiry controlling persons (a) have been convicted within the ten years preceding the date of this Agreement of any felony or misdemeanor of the types described in Rule 262 (b)(1) under the Securities Act, (b) are subject to an order, judgment or decree of the types described in Rule 262(b)(2) under the Securities Act, (c) are subject to an order of the Securities and Exchange Commission of the types described in Rule 262(b)(3) under the Securities Act, (d) have been suspended or expelled from, or suspended or barred from association with a member of, a national securities exchange or association as described in Rule 262(b)(4) under the Securities Act and (e) are subject to an order or injunction as described in Rule 262(b)(5) under the Securities Act.

     4.13.  Lawyers and Accountants.  Purchaser is not relying upon any
            -----------------------
investigation made by the Company's counsel or accountants or the presence of such counsel or accountants as an indication counsel or the accountants has reviewed or passed upon the representations, warranties, projections or business plan of the Company or the wisdom of an investment in the Company.

     4.14   Disclosure. No representation or warranty of the Purchaser
            ----------
contained certificate furnished or to be furnished to the Company pursuant thereto (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                   SECTION 5

                      Conditions to Closing of Purchasers
                      -----------------------------------

     The Purchaser's obligations to purchase the Shares at the Closing are, at the option of Purchaser, subject to the fulfillment of the following conditions:

     5.1    Representations and Warranties Correct.  The representations and
            --------------------------------------
warranties made by the Company in Section 3 hereof shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, such portion of such representation or warranty as so qualified must be true and correct in all respects), and Purchaser shall have received a Certificate of the Chief Executive Officer of the Company to such effect.

     5.2    Covenants. All covenants, agreements and conditions contained in
            ---------
this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects, and Purchaser shall have received a Certificate of the Chief Executive Officer of the Company to such effect.

     5.3    Legal Matters.  All material matters of a legal nature which pertain
            -------------
to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to Purchaser.

     5.4    Certificate of Amendment.  The Company shall have duly filed the
            ------------------------
Certificate of Amendment with the Office of the Delaware Secretary of State.

     5.5    Registration Rights Agreement. The Company, Timothy C. O'Crowley and
            -----------------------------
the Purchaser shall have entered into and delivered the Registration Rights Agreement.

     5.6    Stockholders Agreement.  The Company, the Purchasers and any other
            ----------------------
holder of outstanding common stock shall have entered into and delivered the Stockholders Agreement.

     5.7    Employment Agreement. The Company and Timothy C. O'Crowley shall
            --------------------
have entered into and delivered an Employment Agreement providing for a salary of $240,000 per year in substantially the form attached as EXHIBIT 5.7 hereto.

     5.8    Legal Opinion.  The Purchaser shall have received an opinion of the
            -------------
Company's legal counsel as to the matters described in EXHIBIT 5.8 hereto.

     5.9    Proprietary Information.  The employees of the Company shall have
            -----------------------
executed and delivered a Proprietary Information and Inventions Agreement in the form of EXHIBIT 5.9 hereto.

     5.10   Warrant Agreement. The Company and Purchaser shall have entered into
            -----------------
and delivered the Purchaser's Warrant Agreement.

     5.11   Directors.  H. Jackson Upchurch, Jr. and John W. Currie shall have
            ---------
been elected directors of the Company.

     5.12   Merger.  The merger of Intek Colorado into the Company shall have
            ------
occurred pursuant to approval of the shareholders of Intek Colorado and the Company.

     5.13   Certificate.  The Purchaser shall have received a Certificate of the
            -----------
Secretary of the Company certifying that attached thereto is a full and complete copy of the Company's by-laws, certificate of incorporation, certificate of merger for the Merger and articles of merger for the Merger, each as amended to date and as in effect on the date of Certificate.

                                   SECTION 6

                       Conditions to Closing of Company
                       --------------------------------

     The Company's obligation to sell and issue the Shares at the Closing Date is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

     6.1    Representations. The representations and warranties made by
            ---------------
Purchaser in Section 4 hereof shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the Company shall have received a Certificate of the Chief Executive Officer of the Purchaser to such effect.

     6.2    Covenants. All covenants, agreements and conditions contained in
            ---------
this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Company shall have received a Certificate of the Chief Executive Officer of the Purchaser to such effect.

     6.3    Legal Matters.  All material matters of a legal nature which pertain
            -------------
to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

     6.4    Agreements.  The agreements described in Sections 5.5, 5.6, 5.7, 5.9
            ----------
and 5.10 shall have been entered into and delivered.

     6.5    Merger.  The merger of Intek Colorado into the Company shall have
            ------
occurred pursuant to approval of the shareholders of Intek Colorado and the Company.

                                   SECTION 7

                           Covenants of the Company
                           -------------------------

     7.1    Financial Information.  The Company will from time to time mail the
            ---------------------
following reports to Purchaser:

            a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, audited consolidated balance sheets as of the end of such fiscal year, and consolidated statements of income, shareholders equity and cash flows and of the Company and its subsidiaries, if any for such year, prepared in accordance with generally accepted accounting principles, consistently applied and, an unaudited attachment thereto, setting forth in each case in comparative form the figures for the previous fiscal year and setting forth in comparative form the budgeted figures for the fiscal year then reported, all in reasonable detail.

            b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within forty-five (45) days after each such quarter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such period, and consolidated statements of income of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (other than for accompanying notes), subject to changes resulting from year-end adjustments, all in reasonable detail and signed by the President or principal financial or accounting officer of the Company, and in comparative form the budgeted figures for such period.

By not later than sixty (60) days prior to the end of each fiscal year, the Company will prepare and submit to the Board of Directors for its review and approval a detailed financial budget for the next fiscal year, which budget as approved by the Board shall be delivered to Purchaser within thirty (30) days after the start of each fiscal year for so long as Purchaser is a holder of twenty (20) percent or more of the Shares.

The Company shall promptly supply only to Purchaser and not any transferee of the Shares, for so long as the Purchaser is a holder of twenty (20) percent or more of the Shares, regularly prepared monthly financial information of the Company as prepared for internal senior management.

     7.2.   Board of Directors Meetings. The Company will hold a minimum of four
            ---------------------------
(4) meetings of the Board of Directors a year unless the Board of Directors shall otherwise determine.

     7.3    Sale of Preferred.  The Company will not sell any Shares except
            -----------------
pursuant to this

Agreement, and the Shares will constitute all of the issued and outstanding Series A Preferred Stock of the Company.

     7.4    Termination of Covenants.  The covenants set forth in this Section 7
            ------------------------
shall terminate and be of no further force or effect at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), as amended or Purchaser owns less than 10% of the outstanding Common Stock of the Company on an "as-converted to common" basis, excluding unexercised options or warrants.

     7.5    Reimbursement of Counsel Expenses.  The Company shall reimburse the
            ---------------------------------
reasonable fees and expenses of Purchaser's legal counsel incurred subsequent to June 1, 1996, and up to forty-five (45) days after Closing in connection with this Agreement, but in any event not more than $25,000.

                                   SECTION 8

                       Composition of Board of Directors
                       ---------------------------------

     The composition of the Board of Directors shall be as provided in the Stockholders Agreement.

                                   SECTION 9

                                 Miscellaneous
                                 -------------

     9.1    Governing Law.  This Agreement shall be governed in all respects by
            -------------
the internal laws of the State of Delaware, without application of principles of choice of law.

     9.2    Survival.  The representations, warranties, covenants and agreements
            --------
made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

     9.3    Successors and Assigns.  Except as otherwise provided herein, the
            ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of Purchaser to purchase the Shares at Closing shall not be assignable without the prior consent of the Company. The Company's rights under this Agreement may not be assigned or transferred (whether by assignment, merger or otherwise) without the prior written consent of Purchaser.

     9.4    Entire Agreement; Amendment.  This Agreement and the other documents
            ---------------------------
delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought, provided, however, that holders of a majority of the Shares may act for all holders of Shares.

     9.5    Notices, Etc.  All notices and other communications required or
            -------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to Purchaser, at the Purchaser's address set forth on the signature page hereto, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the corporate secretary, or at such other address as the Company shall have furnished to Purchaser.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or three (3) days (excluding Saturday and Sunday) after the same has been deposited, postage prepaid, in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     9.6    Delays or Omissions. Except as expressly provided herein, no delay
            -------------------
or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and be executed by the party to be bound thereby, and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     9.7    Counterparts. This Agreement may be executed in counterparts, each
            ------------
of which shall be enforceable against the party actually executing such counterparts, and all of which together shall constitute one instrument.

     9.8    Severability.  In the event that any provision of this Agreement
            ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     9.9    Titles and Subtitles. The titles and subtitles used in this
            --------------------
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     9.10   Arbitration.  Except as provided below, any and all disputes arising
            -----------
under or related to this Agreement which cannot be resolved through negotiations between the parties shall be submitted to binding arbitration. If the parties fail to reach a settlement of their dispute within fifteen (15) days after the earliest date upon which one of the parties notified the other(s) of its desire to attempt to resolve the dispute, then the dispute shall be promptly submitted to arbitration by a single arbitrator through the American Arbitration Association ("AAA"). The arbiter shall be selected by AAA on the basis, if possible, of his or her expertise in the subject matter(s) of the dispute. The decision of the arbitrator shall be final, nonappealable and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in Atlanta, Georgia. The arbitrator shall be bound by the laws of the State of Delaware applicable to the issues involved in the arbitration and all Georgia rules relating to the admissibility of evidence, including, without limitation, all relevant privileges and the attorney work product doctrine. All discovery shall be completed in accordance with the time limitations prescribed in the Georgia rules of civil procedure, unless otherwise agreed by the parties or ordered by the arbitrator on the basis of strict necessity adequately demonstrated by the party requesting an extension of time. The arbitrator shall have the power to grant equitable relief where applicable under Delaware law. The arbitrator shall issue a written opinion setting forth his or her decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, either party may seek and obtain an injunction or other appropriate relief from a court to preserve or protect trademarks, tradenames, copyrights, patents, trade secrets or other intellectual property or proprietary information or to preserve the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding.

            In the event of any arbitration or litigation being filed or instituted between the parties concerning this Agreement, the prevailing party will be entitled to receive from the other party or parties its attorneys' fees, witness fees, costs and expenses, court costs and other reasonable expenses, whether or not such controversy, claim or action is prosecuted to judgment or other form of relief.

       The foregoing Agreement is hereby executed as of the date first above written.

                              INTEK INFORMATION, INC.

                          By: /s/ TIMOTHY C. O'CROWLEY
                              -------------------------------------
                              Timothy C. O'Crowley, President

                              RESOURCE BANCSHARES CORPORATION

                              By:    /s/ EDWARD J. SEBASTIAN
                                     -----------------------------
                              Title: Chairman and CEO
                                     -----------------------------

                         Address:    Suite 650
                                     1501 Main Street
                                     Columbia, South Carolina 29701
                                     Attention:  Chairman